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                                                                   EXHIBIT 10.52
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                                PROMISSORY NOTE

$1,400,000.00                                                  November 14, 1996

     1. FOR VALUE RECEIVED, on or before June 30, 1997 (the "Maturity Date"), POSITRON CORPORATION, a Texas corporation ("Maker"), promises to pay to the order of PROFUTURES BRIDGE CAPITAL FUND, L.P., a Delaware limited partnership ("Payee"), at its offices at 1720 South Bellaire Street, Suite 500, Denver, Colorado 80222, the principal amount of $1,400,000.00 (the "Total Principal Amount"), or such amount less than the Total Principal Amount which has been advanced to Maker pursuant to the terms of the Loan and Security Agreement dated this date between Maker and Payee (the "Loan Agreement") if the total amount advanced under this Promissory Note (this "Note") is less than the Total Principal Amount, together with interest on such portion of the Total Principal Amount which has been advanced to Maker from the date advanced until paid. Capitalized terms used herein, but not defined, shall have the same meanings assigned to them in the Loan Agreement.

     2. (a) Prior to the Maturity Date, interest shall accrue on the outstanding principal balance at the following rates of interest:

               (i)  From the date of this Note to April 1, 1997: 12% per annum

               (ii) From April 1, 1997 to June 30, 1997: 15% per annum

          (b) From and after the Maturity Date, interest shall accrue on matured unpaid amounts at the following rates of interest:

               (i)  From the Maturity Date to December 1, 1997: 15% per annum

               (ii) After November 30, 1997: 18% per annum

     3. Maker shall have the right to prepay this Note in whole or in part at any time without penalty or premium.

     4. Principal and interest are payable in monthly installments until the Maturity Date, at that time the entire amount of principal and interest remaining unpaid will be payable. The monthly installment due is the greater of: (a) $50,000.00, or (b) the aggregate amount received by Payee from BCPA under the BCPA Contract during the calendar month in which the monthly installment is due. Maker shall pay to Payee an amount equal to the payment received by Maker from BCPA under the BCPA Contract each month prior to the Maturity Date; such payment by Maker shall be due not later than one day after Maker receives the BCPA payment. If the amount paid by Maker to payee pursuant to the immediately preceding sentence prior to the 25th day of each month is less than $50,000.00, Maker shall pay not later than the 25th day of the month the difference between $50,000.00 and the amount previously paid by Maker during such month. All amounts due hereunder shall be paid to Payee at its address in the State of Colorado specified in Section 1.

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     5.   All amounts paid hereunder shall be applied first to all interest then accrued and unpaid hereunder, and the balance, if any, to principal. All sums called for, payable or to be paid hereunder shall be paid in lawful money of the United States of America which at the time of payment is legal tender for the payment of public and private debts therein. All amounts paid hereunder will be credited to the payment due effective as of the date Payee actually receives such payment at its address specified herein.

     6. If default is made in the payment of this Note at maturity (regardless of how its maturity may be brought about) or the same is placed in the hands of an attorney for collection, or if suit is filed hereon, or proceedings are had in bankruptcy, probate, receivership, reorganization, or other judicial proceedings for the establishment or collection of any amount called for hereunder, or any amount payable or to be payable hereunder is collected through any such proceedings, Maker agrees to pay the holder of this Note a reasonable amount as attorney's or collection fees.

     7. Maker hereby waives presentment and demand for payment, notice of intent to accelerate maturity, notice of acceleration of maturity, protest or notice of protest and nonpayment, bringing of suit and diligence in taking any action to collect any sums owing hereunder and in proceeding against any of the rights and properties securing payment hereof, and agrees that its liability on this Note shall not be affected by any release of or change in any security for the payment of this Note.

     8. This Note evidences obligations and indebtedness from time to time owing by Maker to Payee pursuant to and secured by, among other things, the Loan Agreement. The holder of this Note is entitled to the benefits and security provided in the Loan Documents. Under the Loan Agreement, Borrower may request two advances of $700,000.00 each. The unpaid balance of this Note shall increase with each such advance and shall decrease with each payment made hereunder; provided, however, that this Note is not a revolving line of credit note and principal amounts repaid hereunder may not be reborrowed.

     9. Maker agrees that upon the occurrence of an Event of Default, the holder of this Note may, at its option, without further notice or demand, (a) declare the outstanding principal balance of and accrued but unpaid interest on this Note at once due and payable, (b) refuse to advance any additional amounts under this Note, (c) foreclose all liens securing payment hereof, (d) pursue any and all other rights, remedies and recourses available to the holder hereof, including but not limited to any such rights, remedies or recourses under the Loan Documents, at law or in equity, or (e) pursue any combination of the foregoing.

     10. The failure to exercise the option to accelerate the maturity of this Note or any other right, remedy or recourse available to the holder hereof upon the occurrence of an Event of Default hereunder shall not constitute a waiver of the right of the holder of this Note to exercise the same at that time or at any subsequent time with respect to such Event of Default or any other Event of Default. The rights, remedies and recourses of the holder hereof, as provided in this Note and in any of the other Loan Documents, shall be cumulative and concurrent and may be pursued separately, successively or together as often as occasion therefore shall arise, at the sole discretion of the holder hereof. The acceptance by the holder

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hereof of any payment under this Note which is less than the payment in full of all amounts due and payable at the time of such payment shall not (a) constitute a waiver of or impair, reduce, release or extinguish any right, remedy or recourse of the holder hereof, or nullify any prior exercise of any such right, remedy or recourse, or (b) impair, reduce, release or extinguish the obligations of any party liable under any of the Loan Documents as originally provided herein or therein.

     11. All notices permitted hereunder shall be given to the addressee at the following address: if to Payee, at the address specified in Section 1, or at such other address as Payee may provide by notice to Maker; if to Maker, 16350 Park Ten Place, Houston, Texas 77084, Attention: CFO. All notices given hereunder shall be in writing and shall be considered properly given if mailed by first-class United States mail, postage prepaid, registered or certified with return receipt requested, or by delivering same in person to the addressee, or by prepaid telegram. Any notice given in accordance herewith shall be effective as provided in the Loan Agreement.

     12. WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW, THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF COLORADO AND THE LAWS OF THE UNITED STATES OF AMERICA, EXCEPT THAT TO THE EXTENT THAT THE LAW OF THE STATE IN WHICH A PORTION OF THE COLLATERAL IS LOCATED (OR WHICH IS OTHERWISE APPLICABLE TO A PORTION OF THE COLLATERAL) NECESSARILY OR, IN THE SOLE DISCRETION OF PAYEE, APPROPRIATELY GOVERNS WITH RESPECT TO PROCEDURAL AND SUBSTANTIVE MATTERS RELATING TO THE CREATION, PERFECTION AND ENFORCEMENT OF THE LIENS, SECURITY INTERESTS AND OTHER RIGHTS AND REMEDIES OF PAYEE GRANTED HEREIN, THE LAWS OF SUCH STATE SHALL APPLY AS TO THAT PORTION OF THE COLLATERAL LOCATED IN (OR OTHERWISE SUBJECT TO THE LAWS OF) SUCH STATE.

     13. Maker and Payee intend to conform strictly to applicable usury laws. All agreements between Maker and Payee whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no event whatsoever, whether by reason of acceleration of the maturity of the indebtedness evidenced hereby or otherwise, shall the interest contracted for, charged or received by Payee or otherwise exceed the maximum amount permissible under Applicable Law. If from any circumstances whatsoever interest would otherwise be payable to Payee in excess of the maximum lawful amount, the interest payable to Payee shall be reduced automatically to the maximum amount permitted under Applicable Law. If Payee shall ever receive anything of value deemed to be interest under Applicable Law which would apart from this provision be in excess of the maximum lawful amount, the amount which would have been excessive interest shall be applied to the reduction of the principal amount owing on the principal amount owed hereunder in inverse order of maturity and not to the payment of interest, or if such amount which would have been excessive interest exceeds the unpaid principal balance of this Note, such excess shall be refunded Maker. All interest paid or agreed to be paid to Payee shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread throughout the full stated term, including any renewal of extension, of such indebtedness so that the amount of interest on account of such indebtedness does not exceed the maximum permitted by Applicable Law. The terms and
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provisions of this Section shall control and supersede every other provision of all existing and future agreements between Maker and Payee.

     EXECUTED as of the date first written above.

                                      POSITRON CORPORATION

                                      By: /s/ David O. Rodrigue
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                                          David O. Rodrigue, Vice President

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